UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CROSSTEX ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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CROSSTEX ENERGY, INC.
2501 Cedar Springs Rd., Suite 600
Dallas, Texas 75201
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 3, 2005
To the Stockholders of Crosstex Energy, Inc.:
      The annual meeting of stockholders of Crosstex Energy, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, May 3, 2005, at 3:30 p.m., local time, at 2200 Ross Avenue, Suite 3900, Dallas, Texas 75201 for the following purposes:

1. To consider and vote upon the election of two Class I directors as members of the Board of Directors to serve until the Company’s 2008 annual meeting of stockholders or until their respective successors have been duly elected and qualified; and

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      The Board of Directors has fixed the close of business on March 31, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. Only holders of record of shares of Common Stock of the Company at the close of business on the record date are entitled to notice of and to vote at the meeting.
      A record of the Company’s activities during 2004 and financial statements for the fiscal year ended December 31, 2004 are contained in the accompanying 2004 Annual Report. The Annual Report does not form any part of the material for solicitation of proxies.
      Your vote is important. All stockholders are cordially invited to attend the meeting. We urge you, whether or not you plan to attend the meeting, to submit your proxy by completing, signing, dating and mailing the enclosed proxy or voting instruction card in the postage-paid envelope provided. If a stockholder who has submitted a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of the Board of Directors

Barry E. Davis
President and
Chief Executive Officer

CROSSTEX ENERGY, INC.
2501 Cedar Springs Rd., Suite 600
Dallas, Texas 75201
PROXY STATEMENT
For Annual Meeting of Stockholders
To Be Held On May 3, 2005
GENERAL
      This proxy statement is furnished to stockholders of Crosstex Energy, Inc. (the “Company”) in connection with the solicitation by our board of directors (the “Board”) of proxies for use at the annual meeting of stockholders to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date of mailing of this proxy statement and the accompanying proxy or voting instruction card is April 7, 2005.
Proxies and Voting Instructions
      If you hold shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) in your name, you can submit your proxy by completing, signing and dating your proxy card and mailing it in the postage paid envelope provided. Proxy cards must be received by us before voting begins at the annual meeting.
      If you hold shares of Common Stock through someone else, such as a bank, broker or other nominee, you may get material from them asking you how you want to vote your shares.
      You may revoke your proxy at any time prior to its exercise by:

•	Giving written notice of the revocation to our corporate secretary;

•	Appearing and voting in person at the annual meeting; or

•	Properly submitting a later-dated proxy by delivering a later-dated proxy card to our corporate secretary.
      If you attend the annual meeting in person without voting, this will not automatically revoke your proxy. If you revoke your proxy during the meeting, this will not affect any vote previously taken. If you hold shares of Common Stock through someone else, such as a bank, broker or other nominee, and you desire to revoke your proxy, you should follow the instructions provided by your nominee.
Voting Procedures and Tabulation
      We will appoint one or more inspectors of election to act at the annual meeting and to make a written report thereof. Prior to the annual meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares of Common Stock outstanding and the voting power of each, determine the shares of Common Stock represented at the annual meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law. The determination of the inspectors as to the validity of proxies will be final and binding.
      Abstentions and broker non-votes (i.e., proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal) are counted as present in determining whether the quorum requirement for the annual meeting is satisfied. For purposes of determining the outcome of any matter to be voted upon as to which the broker has indicated on the proxy that the broker does not have discretionary authority to vote, these shares will be treated as not present at the meeting and not entitled to vote with respect to that matter, even though those shares are considered to be present at the meeting for quorum purposes and may be entitled to vote on other matters. Abstentions, on the other hand, are considered to be present at the meeting and entitled to vote on the matter abstained from.
      With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes and other limited proxies will have no effect on the outcome of the election of directors.
VOTING SECURITIES
      Our only outstanding voting securities are our shares of Common Stock. Only holders of record of shares of Common Stock at the close of business on March 31, 2005, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the record date for the annual meeting, there were 12,527,739 shares of Common Stock outstanding and entitled to be voted at the annual meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote.
ELECTION OF DIRECTORS
      Our Restated Certificate of Incorporation provides for three classes of directors, with approximately one-third of the directors constituting our Board being elected each year to serve a three-year term. There are two directors comprising the class whose term expires at the 2005 annual meeting: Barry E. Davis and Robert F. Murchison. The independent members of our Board have approved, and our Board has nominated, Mr. Davis and Mr. Murchison for re-election as directors of the Company to serve three-year terms expiring in 2008.
      The directors nominated for election this year will be elected by a plurality of the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote. All duly submitted and unrevoked proxies will be voted for the nominees selected by our Board, except where authorization so to vote is withheld. Our Board unanimously recommends that members vote “FOR” the election of its nominees for director.
      Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 2005 annual general meeting, is presented below.
NOMINEES FOR DIRECTORS

Barry E. Davis, age 43, director since 1996	As President, Chief Executive Officer and Director, Mr. Davis led the management buyout of the midstream assets of Comstock Natural Gas, Inc. in December 1996, which transaction resulted in the formation of our predecessor. Mr. Davis was President and Chief Operating Officer of Comstock Natural Gas and founder of Ventana Natural Gas, a gas marketing and pipeline company that was purchased by Comstock Natural Gas. Mr. Davis started Ventana Natural Gas in June 1992. Prior to starting Ventana, he was Vice President of Marketing and Project Development for Endevco, Inc. Before joining Endevco, Mr. Davis was employed by Enserch Exploration in the marketing group. Mr. Davis also serves as a director of Crosstex Energy GP, LLC, the general partner to the general partner of Crosstex Energy, L.P. Mr. Davis holds a B.B.A. in Finance from Texas Christian University.

Robert F. Murchison, age 51, director since 2004	Mr. Murchison joined us as a director upon the completion of our initial public offering in January 2004. He currently serves as a member of the Compensation Committee of the Board. Mr. Murchison has been the President of the general partner of Murchison Capital Partners, L.P., a private equity investment partnership, since 1992. Prior to founding Murchison Capital Partners, L.P., Mr. Murchison held various positions with Romacorp, Inc., the franchisor and operator of Tony Roma’s restaurants, including Chief Executive Officer from 1984 to 1986 and Chairman of the board of directors from 1984 to 1993. He served as a director of Cenergy Corporation, an oil and gas exploration and production company, from 1984 to 1987, Conquest Exploration Company from 1987 to 1991 and has served as a director of TNW Corporation, a short line railroad holding company, since 1981 and Tecon Corporation, a holding company with holdings in real estate development, rail car repair and the fund of funds management business, since 1978. Mr. Murchison also serves as a director of Crosstex Energy GP, LLC. Mr. Murchison holds a bachelor’s degree in history from Yale University.

CLASS WHOSE TERM EXPIRES IN 2006

Frank M. Burke, age 65, director since 2004	Mr. Burke joined us as a director in January 2004 upon completion of our initial public offering. He currently serves as the chairman of the Audit Committee of the Board. Mr. Burke has served as Chairman, Chief Executive Officer and Managing General Partner of Burke, Mayborn Company Ltd., a private investment company located in Dallas, Texas, since 1984. Prior to that, Mr. Burke was a partner in Peat, Marwick, Mitchell & Co. (now KPMG). He is a member of the National Petroleum Council and also serves as a director of Arch Coal, Inc., Kaneb Pipe Line Partners, L.P., Xanser Corporation and Kaneb Services LLC. Mr. Burke also serves as a director of Crosstex Energy GP, LLC. Mr. Burke received his Bachelor of Business Administration and Master of Business Administration from Texas Tech University and his Juris Doctor from Southern Methodist University. He is a Certified Public Accountant and member of the State Bar of Texas.

C. Roland Haden, age 64, director since 2005	Mr. Haden joined us as a director in January 2005. He currently serves as a member of the Audit Committee of the Board. Mr. Haden held the positions of Vice Chancellor of the Texas A&M System, Director of the Texas Engineering Experiment Station and Dean of Look College of Engineering at Texas A&M University from 1993 to 2002. Prior to joining Texas A&M University, Mr. Haden served as Vice Chancellor for Academic Affairs and Provost of Louisiana State University from 1991 to 1993 and held various positions with Arizona State University, including Dean and Professor of Engineering & Applied Sciences

from 1989 to 1991, Provost, ASU West Campus from 1988 to 1989, Vice President for Academic Affairs from 1987 to 1988 and Dean and Professor of Engineering and Applied Sciences from 1978 to 1987. Mr. Haden formerly served as a director of Square D Company, a Fortune 500 electrical manufacturing company, as a director of E-Systems, a Fortune 500 defense contractor, and as a member of the Telecommunications Advisory Board of A.T. Kearney, a nationally ranked consulting firm. He has been a director of Inter-tel, Inc., a leading telecommunications company, since 1983. Mr. Haden also serves as a director of Crosstex Energy GP, LLC. Mr. Haden holds a bachelor’s degree from the University of Texas, Arlington, a Masters degree from the California Institute of Technology, and a Ph.D. from the University of Texas, Austin, all in electrical engineering.

Sheldon B. Lubar, age 75, director since 2004	Mr. Lubar joined us as a director upon the completion of our initial public offering in January 2004. He currently serves as chairman of the Compensation Committee of the Board. Mr. Lubar has been Chairman of the Board of Lubar & Co. Incorporated, a private investment and venture capital firm he founded, since 1977. He was Chairman of the Board of Christiana Companies, Inc., a logistics and manufacturing company, from 1987 until its merger with Weatherford International in 1995. Mr. Lubar has also been a Director of Grant Prideco, Inc., an energy services company, since 2000, and Weatherford International, Inc., an energy services company, since 1995. Mr. Lubar also serves as a director of Crosstex Energy GP, LLC. Mr. Lubar holds a bachelor’s degree in Business Administration and a Law degree from the University of Wisconsin-Madison. He was awarded an honorary Doctor of Commercial Science degree from the University of Wisconsin-Milwaukee.

CLASS WHOSE TERM EXPIRES IN 2007

Bryan H. Lawrence, age 62, director since 2000	Mr. Lawrence, the Chairman of the Board, joined our predecessor as a director in May 2000. Mr. Lawrence is a founder and senior manager of Yorktown Partners LLC, the manager of the Yorktown group of investment partnerships, which make investments in companies engaged in the energy industry. The Yorktown partnerships were formerly affiliated with the investment firm of Dillon, Read & Co. Inc., where Mr. Lawrence had been employed since 1966, serving as a Managing Director until the merger of Dillon Read with SBC Warburg in September 1997. Mr. Lawrence also serves as a director of D&K Healthcare Resources, Inc., Hallador Petroleum Company, TransMontaigne Inc., and Vintage Petroleum, Inc. (each a United States publicly traded company) and certain non-public companies in the energy industry in which Yorktown partnerships hold equity interests including PetroSantander Inc., Savoy Energy, L.P., Athanor Resources Inc., Camden Resources, Inc., ESI Energy Services Inc., Ellora Energy Inc., and Dernick Resources Inc. Mr. Lawrence also serves as a director of Crosstex Energy GP, LLC. Mr. Lawrence is a graduate of Hamilton College and also has an M.B.A. from Columbia University.

Stephen A. Wells, age 61, director since 2005	Mr. Wells joined us as a director in January 2005. He currently serves as a member of the Audit Committee of the Board. Mr. Wells has been the President of Wells Resources, Inc., a private oil, gas and ranching company since 1983. Mr. Wells has served in executive management positions with various energy companies, with an emphasis in oil field services. He served as Chief Executive Officer and director of Grasso Corporation, a contract production management company, from 1992 to 1994, Chief Executive Officer and director of Coastwide Energy Services, Inc. from 1993 to 1996, and President, Chief Executive Officer and director of Wells Strathclyde Company, an oil field services company he co-founded, from 1978 to 1982. Mr. Wells also serves as a director and audit committee chair of Oil States International and as a director and audit committee chair of Pogo Producing Company. Mr. Wells also serves as a director of Crosstex Energy GP, LLC. Mr. Wells holds a bachelor’s degree in accounting from Abilene Christian University.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS
“Independent” Directors
      Messrs. Burke, Haden, Lubar, Murchison and Wells qualify as “independent” in accordance with the published listing requirements of The NASDAQ Stock Market (“NASDAQ”). The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the NASDAQ rules, our Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
      In addition, the members of the Audit Committee of our Board each qualify as “independent” under special standards established by the Securities and Exchange Commission (“SEC”) for members of audit committees, and the Audit Committee includes at least one member who is determined by our Board of directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent” director. Mr. Burke is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Burke’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Burke any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board.
Board Committees
      Our Board has, and appoints the members of, standing Audit and Compensation Committees. Each member of the Audit and Compensation Committees is an independent director in accordance with NASDAQ standards described above. Each of the Board committees has a written charter approved by the Board. Copies of the charters will be provided to any person, without charge, upon request. Contact Kathie

Keller at 214-721-9327 to request a copy of a charter or send your request to Crosstex Energy, Inc., Attn: Kathie Keller, 2501 Cedar Springs, Suite 600, Dallas, Texas 75201.
      The Audit Committee of our Board, comprised of Messrs. Burke (chair), Wells and Haden, assists our Board in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors. The Audit Committee held six meetings in 2004.
      The Compensation Committee our Board, comprised of Messrs. Lubar (chair) and Murchison, oversees compensation decisions for our officers as well as the compensation plans described herein. The Compensation Committee held six meetings in 2004.
      Our Board does not have a nominations committee; however, our Board believes the functions of a nominations committee are adequately addressed by the following process for the nomination of director candidates. The independent directors identify qualified candidates to serve as nominees for director. When identifying director nominees, the independent directors may consider, among other factors, the person’s reputation, integrity, and independence from us; skills and business, government or other professional acumen, bearing in mind the composition of the Board and the current state of the Company and the industry generally; the number of other public companies for which the person serves as director; and the availability of the person’s time and commitment to us. The same criteria will be evaluated with respect to candidates recommended by stockholders. In the case of current directors being considered for re-nomination, the independent directors will also take into account the director’s tenure as a member of the Board, the director’s history of attendance at meetings of the Board and committees thereof and the director’s preparation for and participation in such meetings. The independent directors do not have a charter for the nominations process.
      The independent directors consider nominees recommended by stockholders as candidates for election to our Board. A stockholder wishing to nominate a candidate for election to the Board at the annual meeting of stockholders is required to give written notice to our Corporate Secretary of his or her intention to make a nomination. The notice of nomination must be delivered to or mailed and received at our principal executive offices not less than 120 calendar days prior to the one year anniversary of the date of our proxy statement issued in connection with the prior year’s annual meeting. Pursuant to our bylaws, the notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination, including information sufficient to allow the independent directors to determine if the candidate meets the criteria for Board membership. We may require that the proposed nominee furnish additional information in order to determine that person’s eligibility to serve as a director. A nomination that does not comply with the above procedure will be disregarded.
      Following identification of the need to replace a director, add a director or re-elect a director to our Board, and consideration of the above criteria and any stockholder recommendations, the independent directors shall recommend to our Board one or more nominees, as appropriate, for consideration by the full Board. Following such consideration, our Board will submit its recommended nominees to the shareholders for election.
Board Meetings and Attendance
      Our Board met eight times in 2004. All incumbent directors attended in excess of 75% of the total number of meeting of our Board and committees of our Board on which they served. Our Board does not currently have a policy with regard to attendance of Board members at the annual meeting of stockholders. There was no annual meeting of stockholders in 2004.
Compensation Committee Interlocks And Insider Participation
      The Compensation Committee of our Board determines compensation of the executive officers. Sheldon B. Lubar and Robert F. Murchison have served as members of the Compensation Committee of our Board since the completion of our initial public offering.

Stockholder Communications with Directors
      Our Board has approved the following process for our stockholders and other security holders to send communications to our Board. To contact all directors on our Board, all directors on a Board committee, an individual director, or the non-management directors of our Board as a group, the stockholder can send written communications to our Board by mailing to:

Board of Directors
Crosstex Energy, Inc.
2501 Cedar Springs Rd., Suite 600
Dallas, Texas 75214

Communications addressed to our Board will be received by our Corporate Secretary’s office. Our Corporate Secretary will:

•	Refer substantial allegations of improper accounting, internal controls or auditing matters affecting us to the Audit Committee chair;

•	Refer substantiated allegations of other improper conduct affecting us to the Chairman of the Board;

•	Advise the Board at its regularly scheduled meetings of significant stockholder communications; and

•	Refer questions concerning our products, services and human resources issues to the appropriate department in the Company for a response.
      Individuals may communicate with non-management directors by sending written communications to the address listed above to the attention of the Chairman of the Board who is a non-management director.
Compensation of Directors
      Each non-employee director (except Mr. Lawrence) is paid an annual retainer fee of $25,000. Directors do not receive an attendance fee for each regularly scheduled Board meeting. However, an attendance fee of $750 is paid for each special Board meeting. An attendance fee of $1,000 is paid to each director for each committee meeting he attends, except the Audit Committee members who receive $1,500 for each Audit Committee meeting. Directors are also reimbursed for related out-of-pocket expenses. Each committee chairman receives $2,500 annually, except the Audit Committee chairman who receives $7,500 annually. Barry E. Davis, as an officer of Crosstex Energy GP, LLC, is otherwise compensated for his services and therefore receives no separate compensation for his service as a director.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Relationship with Crosstex Energy, L.P.
      General. We indirectly own 666,000 common units and 9,334,000 subordinated units representing an aggregate 54.2% limited partnership interest in Crosstex Energy, L.P. (the “Partnership”), the 2% general partner interest in it and the incentive distribution rights. Our ability, as owner of the general partner, to manage and operate Crosstex Energy, L.P. and our ownership of an aggregate 54.2% limited partner interest effectively gives us the ability to veto some of the Partnership’s actions and to control its management.
      Omnibus Agreement. Concurrent with the closing of the Partnership’s initial public offering, we entered into an agreement with it, Crosstex Energy GP, LLC and the Partnership’s general partner which will govern potential competition among us and the other parties to the agreement. We agreed, and caused our controlled affiliates to agree, for so long as management, Yorktown Energy Partners IV, L.P. and Yorktown Energy Partners V, L.P. and its affiliates, or any combination thereof, control the Partnership’s general partner, not to engage in the business of gathering, transmitting, treating, processing, storing and marketing of natural gas and the transportation, fractionation, storing and marketing of natural gas liquids unless we first offer it the opportunity to engage in this activity or acquire this business, and the board of directors of Crosstex Energy GP, LLC, with the concurrence of its conflicts committee, elects to cause it not to pursue such opportunity or acquisition. In addition, we have the ability to purchase a business that has a competing natural gas gathering, transmitting, treating, processing and producer services business if the competing business does not represent the majority in value of the business to be acquired and we offer the Partnership the opportunity to purchase the competing operations following their acquisition. The noncompetition restrictions in the omnibus agreement do not apply to the assets retained and business conducted by us at the closing of the Partnership’s initial public offering. Except as provided above, we and our controlled affiliates are not prohibited from engaging in activities in which they compete directly with the Partnership. In addition, Yorktown Energy Partners IV, L.P., Yorktown Energy Partners V, L.P. and any affiliated Yorktown funds are not prohibited from owning or engaging in businesses which compete with us or the Partnership.
Related Party Transactions
      Camden Resources, Inc. The Partnership treats gas for, and purchases gas from, Camden Resources, Inc. Yorktown Energy Partners IV, L.P. has made equity investments in both Camden and Crosstex Energy, Inc. The gas treating and gas purchase agreements we have entered into with Camden are standard industry agreements containing terms substantially similar to those contained in our agreements with other third parties. During the year ended December 31, 2004, the Partnership purchased natural gas from Camden Resources, Inc. in the amount of approximately $38.4 million and received approximately $2.4 million in treating fees from Camden Resources, Inc.
      Crosstex Pipeline Company. The Partnership indirectly owned general and limited partner interests in Crosstex Pipeline Partners, L.P. (“CPP”) that represent a 28% economic interest. Effective December 31, 2004, the Partnership acquired all of the other limited and general partner interests (approximately 72%) of this partnership for $5.1 million cash. Purchased assets include current assets of $1.8 million offset by current liabilities assumed of $1.6 million and property, plant and equipment of $5.0 million. This acquisition makes Crosstex Energy, L.P. the sole limited partner of CPP and Crosstex Pipeline, LLC (a 100% owned subsidiary of Crosstex Energy, L.P.) the sole general partner.
      The Partnership entered into various transactions with CPP, and it believes that the terms of these transactions are comparable to those that it could have negotiated with unrelated third parties. During the year ended December 31, 2004, the Partnership: (1) purchased natural gas from CPP in the amount of approximately $11.6 million and paid CPP approximately $51,000 for transportation of natural gas, (2) received a management fee from CPP in the amount of approximately $125,000 and (3) received approximately $159,000 in distributions from CPP.
      Crosstex Denton County Gathering J.V. The Partnership owns a 50% interest in Crosstex Denton County Gathering, J.V. (“CDC”). CDC was formed to build, own and operate a natural gas gathering system in Denton County, Texas. The Partnership manages the business affairs of CDC. The other 50% joint venture partner (the CDC Partner) is an unrelated third party who owns and operates the natural gas field in Denton County.
      In connection with the formation of CDC, the Partnership agreed to loan the CDC Partner up to $1.5 million for their initial capital contribution. The loan bears interest at an annual rate of prime plus 2%. CDC makes payments directly to us attributable to CDC Partner’s 50% share of distributable cash flow to repay the loan. Any balance remaining on the note is due in August 2007.
Renunciation of Opportunities
      In our restated charter and in accordance with the Delaware law, we have renounced any interest or expectancy we may have in, or being offered an opportunity to participate in, any business opportunities, including any opportunities within those classes of opportunity currently pursued by the Partnership, presented:

•	to persons who are officers or directors of us or who, on October 1, 2003, were, and at the time of presentation are, stockholders of us (or to persons who are affiliates or associates of such officers, directors or stockholders), if we are prohibited from participating in such opportunities by the omnibus agreement; or

•	to two affiliated stockholders with an interest in us, Yorktown Energy Partners IV, L.P. and Yorktown Energy Partners V, L.P., or any other investment fund sponsored or managed by Yorktown Partners, LLC, including any fund still to be formed, or to any of our directors who is an affiliate or designate of these entities.

      As a result of this renunciation, these officers, directors and stockholders should not be deemed to be breaching any fiduciary duty to us if they or their affiliates or associates pursue opportunities presented as described above.
Crosstex Energy, L.P.’s General Partner
      The Partnership’s general partner does not receive any management fee or other compensation in connection with its management of the Partnership’s business, but it is reimbursed for all direct and indirect expenses incurred on its behalf. These expenses include the costs of employee, officer and director compensation and benefits properly allocable to the Partnership, and all other expenses necessary or appropriate to the conduct of the business of, and allocable to, the Partnership. The partnership agreement provides that the general partner will determine the expenses that are allocable to the Partnership in any reasonable manner determined by the general partner in its sole discretion.
      The Partnership’s general partner owns a 2% general partner interest in the Partnership and all of the incentive distribution rights. The Partnership’s general partner is entitled to receive incentive distributions if the amount the Partnership distributes with respect to any quarter exceeds levels specified in the partnership agreement. Under the quarterly incentive distribution provisions, generally the general partner is entitled to 13% of the amounts the Partnership distributes in excess of $0.25 per unit, 23% of the amounts the Partnership distributes in excess of $0.3125 per unit and 48% of amounts the Partnership distributes in excess of $0.375 per unit.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table shows the beneficial ownership of shares of our Common Stock as of March 15, 2005, held by:

•	Each person who beneficially owns 5% or more of the shares of Common Stock then outstanding;

•	all of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.
      The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that were exercisable on March 15, 2005 or would be exercisable within 60 days following March 15, 2005 are considered outstanding. However, such shares are not considered outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge and unless otherwise indicated, each stockholder has sole voting and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable. Percentage of ownership is based on 12,469,868 shares of Common Stock outstanding as of March 15, 2005.

	Shares Beneficially Owned

Name of Beneficial Owner(1)	Number	Percentage

Yorktown Energy Partners IV, L.P.(2)	4,072,423	32.66%
Yorktown Energy Partners V, L.P.(2)	1,056,420	8.47%
Lubar Nominees(3)	697,498	5.59%
Barry E. Davis(4)	638,916	5.11%
James R. Wales(4)	306,722	2.44%
A. Chris Aulds(4)	383,268	3.06%
Jack M. Lafield(4)	72,440	*
William W. Davis(4)	74,936	*
Sheldon B. Lubar(3)	699,316	5.61%
Bryan H. Lawrence(5)	152,015	1.22%
Robert F. Murchison(6)	44,318	*
Frank M. Burke	10,000	*
C. Roland Haden	2,500	*
Stephen A. Wells	—	—
All directors and executive officers as a group (15 persons)(4)	2,432,307	19.07%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each person listed above is 2501 Cedar Springs, Suite 600, Dallas, Texas 75201.

(2)	The address for Yorktown Energy Partners IV, L.P. and Yorktown Energy Partners V, L.P. is 410 Park Avenue, New York, New York 10022.

(3)	Sheldon B. Lubar is a general partner of Lubar Nominees, and may be deemed to beneficially own the shares held by Lubar Nominees.

(4)	Ownership percentage for such individual or group includes shares issuable pursuant to stock options which are presently exercisable or exercisable within 60 days, including 40,000 shares for Mr. Barry E. Davis, 85,000 shares for Mr. Wales, 60,000 shares for Mr. Aulds, 46,504 shares for Mr. Lafield, 50,000 shares for Mr. William W. Davis and 285,140 shares for all directors and executive officers of the group.

(5)	Bryan H. Lawrence is a member and a manager of the general partner of both Yorktown Energy Partners IV, L.P. and Yorktown Energy Partners V, L.P.

(6)	42,500 shares are held by Murchison Capital Partners, L.P. Mr. Murchison is the president of the Murchison Management Corp., which serves as the general partner of Murchison Capital Partners, L.P.
      The following table shows the beneficial ownership of units of Crosstex Energy, L.P. as of February 25, 2005, held by:

•	each person who beneficially owns 5% or more of the units then outstanding;

•	all of the directors of Crosstex Energy GP, LLC;

•	each named executive officer of Crosstex Energy GP, LLC; and

•	all of the directors and executive officers of Crosstex Energy GP, LLC as a group.

				Percentage of
		Percentage of	Subordinated	Subordinated	Percentage of
	Common Units	Common Units	Units	Units	Total Units
	Beneficially	Beneficially	Beneficially	Beneficially	Beneficially
Name of Beneficial Owner(1)	Owned	Owned	Owned	Owned	Owned

Crosstex Holdings, L.P.	666,000	7.4%	9,334,000	100.0%	53.9%
Barry E. Davis(2)(3)	40,000	*	—	—	—
James R. Wales(2)(3)	26,667	*	—	—	—
A. Chris Aulds(2)(3)	26,667	*	—	—	—
Jack M. Lafield(2)(3)	23,333	*	—	—	—
William W. Davis(2)(3)	23,333	*	—	—	—
Robert F. Murchison(4)	67,740	*	—	—	*
Stephen A. Wells	23,333	*	—	—	*
C. Roland Haden	18,333	*	—	—	*
Sheldon B. Lubar(5)	17,740	*	—	—	—
Frank Burke	12,667	*	—	—	*
Rhys J. Best	5,000	—	—	—	—
Bryan H. Lawrence(6)	—	—	—	—	—
All directors and executive officers as a group (16 persons)(3)	305,064	3.4%	—	—	*

*	Less than 1%.

(1)	The address of each person listed above is 2501 Cedar Springs, Suite 600, Dallas, Texas 75201, except for Crosstex Holdings L.P., which is 1209 Orange Street, Wilmington, Delaware 19801, and Bryan H. Lawrence which is 410 Park Avenue, New York, New York 10022.

(2)	Barry E. Davis, James R. Wales, A. Chris Aulds, Jack M. Lafield and William W. Davis each hold an ownership interest in Crosstex Energy, Inc. as indicated in the previous table.

(3)	Ownership percentage for such individual or group includes common units issuable pursuant to options which are presently exercisable within 60 days, including 40,000 units for Mr. Barry E. Davis, 26,667 units for Mr. Wales, 26,667 units for Mr. Aulds, 23,333 units for Mr. Lafield, 23,333 units for Mr. William W. Davis, 6,667 units for Mr. Burke, 6,667 units for Mr. Haden, 12,866 units for Mr. Lubar, 6,667 units for Mr. Wells, 8,459 units for Mr. Murchison and 197,993 units for all directors and executive officers as a group.

(4)	50,000 units are held by Murchison Capital Partners, L.P. Mr. Murchison is the President of the Murchison Management Corp., which serves as the general partner of Murchison Capital Partners, L.P. Mr. Murchison and Murchison Capital Partners, L.P. hold ownership interests in Crosstex Energy, Inc. as indicated in the previous table.

(5)	Sheldon B. Lubar is a general partner of Lubar Nominees, and Lubar Nominees holds an ownership interest in Crosstex Energy, Inc. as indicated in the previous table.

(6)	Bryan H. Lawrence is a member and a manager of the general partner of both Yorktown Energy Partners IV, L.P. and Yorktown Energy Partners V, L.P. Both of these limited partnerships own an interest in Crosstex Energy, Inc. as indicated in the previous table.

EXECUTIVE COMPENSATION
      The following report of the Compensation Committee and the information herein under “Executive Compensation — Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Exchange Act of 1934, as amended (“Exchange Act”), and such information shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
      The following statement is furnished by the Compensation Committee of Crosstex Energy, Inc. and is not incorporated by reference into any document that we file with the SEC.
      The Compensation Committee of the Board of Directors presents this report to describe the compensation procedures it applied with regard to the compensation of the Company’s executive officers for fiscal 2004, and the basis for the compensation of Mr. Barry E. Davis, who served as the Company’s President and Chief Executive Officer during fiscal 2004.
      Each year the Compensation Committee reviews management’s recommendations as to salary, bonus and long-term stock based compensation for the upcoming year. Salaries for the Company’s employees are generally determined by considering the employee’s performance and prevailing levels of compensation in areas in which a particular employee works. Bonuses for employees are generally based on return on invested capital (“ROI”), bottom-line profitability, customer satisfaction, overall company growth, corporate governance, adherence to policies and procedures and other factors that vary depending on an employee’s responsibilities (the “Company’s Bonus Program”). The long-term compensation structure is intended to align the performance of the Company’s employees with long-term performance for its stockholders.
      The Compensation Committee reviews in greater depth the compensation of the Chief Executive Officer and the most highly paid executive officers. This review includes proposed salaries, bonuses and long-term, stock-based compensation. The Compensation Committee has engaged an independent consulting firm to conduct a study of the Company’s program for compensating its senior executives, including the Chief Executive Officer. This study compares the Company’s compensation levels both with that of other members of the Company’s industry peer group and with that of companies with similar revenues and earnings. The study analyzed salaries, bonuses and long-term, stock based compensation. The Compensation Committee considered the results of this study as part of its determination as to what it believed would be a fair compensation program in view of the Company’s earnings, returns and other corporate goals.
      At a meeting in February 2005, the Compensation Committee reviewed Mr. Davis’s compensation and determined that he should receive an annual salary of $300,000. The Compensation Committee discussed the contributions Mr. Davis has made as the Company’s President and Chief Executive Officer, and his expected future contributions. The Compensation Committee decided that, as in past years, Mr. Davis’s bonus should be based upon a formula that is tied to the ROI that is achieved by the Company during the fiscal period in accordance with the Company’s Bonus Program. Under the program, if a predetermined ROI is accomplished then the bonus will be paid and it will be increased or decreased based upon such ROI percentage, with minimum and maximum payouts. During 2004, this formula resulted in Mr. Davis receiving a bonus of $247,500. For fiscal 2005, the Compensation Committee contemplates continuing the Company’s Bonus Program. Mr. Davis also received a restricted stock grant in 2004 of 10,000 shares. The Compensation Committee contemplates making a similar grant during fiscal 2005, but the final number of shares to be granted has not been determined as of the date of this report.
      Also at the meeting in February 2005, the Compensation Committee reviewed in detail and approved the management recommendations regarding compensation of the Company’s four most highly paid executive officers in addition to Mr. Davis. Specifically, the Compensation Committee approved annual salaries in the amount of $230,000 each for A. Chris Aulds, James R. Wales, William W. Davis and Jack M. Lafield. In addition, these individuals received bonuses for fiscal 2004 in the amount of $126,000 each based upon the Company’s Bonus Program. For fiscal 2005, the Compensation Committee contemplates continuing the Company’s Bonus Program. Also, these individuals received restricted stock grants during 2004 totaling 55,000 shares of the Company’s stock. As with respect to Mr. Barry E. Davis, the Compensation Committee contemplates making a similar grant during fiscal 2005, but the final number of shares to be granted has not been determined as of the date of this report.

Submitted by the Compensation Committee of the Board:

Sheldon B. Lubar (chair)
Robert F. Murchison

      The following table shows the compensation of our Chief Executive Officer and each of our other executive officers (collectively, the “named executive officers”). Such compensation is for service to us and to the Partnership. See the Report of the Compensation Committee on Executive Compensation for an explanation of our compensation policies and programs.
Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards(3)

					Restricted	Restricted	Units
Name and				Other Annual	Stock	Unit	Underlying	All Other
Principal Position	Year	Salary(1)	Bonus(2)	Compensation	Awards	Awards	Options	Compensation

Barry E. Davis	2004	$267,438	$247,500		$291,000	—	—	—
President and Chief	2003	210,000	177,000	—	—	$285,670	—	—
Executive Officer	2002	201,500	100,750	—	—	—	60,000	—
James R. Wales	2004	$202,731	$126,000		$363,750	—	—	—
Executive Vice	2003	180,000	108,000	—	—	$181,790	—	—
President — Southern Division	2002	171,064	59,872	—	—	—	40,000	—
A. Chris Aulds	2004	$200,500	$126,000		$363,750	—	—	—
Executive Vice	2003	180,000	108,000	—	—	$181,790	—	—
President — Eastern Division	2002	171,064	59,872	—	—	—	40,000	—
Jack M. Lafield	2004	$199,436	$126,000		$436,500	—	—	—
Executive Vice	2003	170,000	108,000	—	—	$181,790	—	—
President — Corporate	2002	160,875	56,306	—	—	—	35,000	—
Development
William W. Davis	2004	$199,436	$126,000		$436,500	—	—	—
Executive Vice	2003	170,000	108,000	—	—	$181,790	—	—
President and Chief	2002	160,875	93,306	—	—	—	35,000	—
Financial Officer

(1)	Reflects the aggregate salary paid by us, the Partnership and their predecessor entities for fiscal 2002, 2003 and 2004. The portion of the amount shown paid subsequent to the closing of the Partnership’s initial public offering on December 17, 2002 for each Messrs. Davis, Wales, Aulds, Lafield, and W. Davis was $8,396, $7,128, $7,128, $6,703, and $6,703, respectively.

(2)	Performance bonuses for fiscal 2002 were earned by the executive officers for service to the Partnership’s predecessor prior to the closing of its initial public offering.

(3)	Executive officers received equity-based awards from the Partnership’s general partner in 2002 and 2003 and from us in 2004. For a description of awards granted to date under the Long-Term Incentive Plan, See “— Long-Term Incentive Plan.”
Option Grants
      There were no stock options granted to the named executive officers in 2004.

Option Exercises and Year-End Option Values
      The following table provides information about the number of shares issued upon option exercises by the named executive officers during 2004, and the value realized by the named executive officers. The table also provides information about the number and value of options that were held by the named executive officers at December 31, 2004.
Aggregated Option Exercise in Last Fiscal Year
and Fiscal Year End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at 12/31/04(1) (#)		12/31/04(2) ($)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Barry E. Davis	0	0	40,000	—	$1,476,000	—
James R. Wales	0	0	85,000	—	3,136,500	—
A. Chris Aulds	0	0	60,000	—	2,214,000	—
Jack M. Lafield	0	0	46,504	—	1,715,998	—
William W. Davis	0	0	50,000	—	1,795,000	—
      The closing price for the Common Stock was $41.90 at December 31, 2004.

(1)	The options expire on May 5, 2005.

(2)	Based on the $41.90 per share closing price of our Common Stock on December 31, 2004, less the option exercise price. The option exercise price for Messrs. Barry E. Davis, Aulds, Wales and Lafield is $5.00, and for Mr. William W. Davis is $6.00.
      Crosstex Energy, L.P. The following table provides information about the number of units issued upon option exercises by the Partnership’s named executive officers during 2004, and the value realized by the named executive officers. The table also provides information about the number and value of options that were held by the named executive officers at December 31, 2004.
Aggregated Option Exercise in Last Fiscal Year
and Fiscal Year End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at 12/31/04(1) (#)		12/31/04(2) ($)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Barry E. Davis	0	0	40,000	20,000	$1,319,200	$659,600
James R. Wales	0	0	26,667	13,333	879,478	439,722
A. Chris Aulds	0	0	26,667	13,333	879,478	439,722
Jack M. Lafield	0	0	23,333	11,667	769,522	384,778
William W. Davis	0	0	23,333	11,667	769,522	384,778
      The closing price for the Partnership’s common units was $32.98 at December 31, 2004.

Equity Compensation Plan Information
      The following tables provides information as of December 31, 2004 regarding shares of our Common Stock that may be issued under our existing equity compensation plans:

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to be				Equity Compensation
	Issued upon Exercise of		Weighted-Average Price		Plans (Excluding
	Outstanding Options,		of Outstanding Options,		Securities Reflected in
Plan Category	Warrants, and Rights(a)		Warrants and Rights(b)		Column(a))(c)

Equity Compensation Plans Approved By Security Holders(3)	720,384	(1)	$6.66	(2)	301,974
Equity Compensation Plans Not Approved By Security Holders	N/A		N/A		N/A

(1)	We adopted and maintain a Long-Term Incentive Plan for our officers, employees and directors. See “Long-Term Incentive Plan” below.

(2)	The strike prices for outstanding options under the plan as of December 31, 2004 range from $5.00 to $40.00 per share.

(3)	Our Long-Term Incentive Plan for our officers, employees, and directors was approved by our security holders prior to our initial public offering.
Long-Term Incentive Plan
      We adopted the Crosstex Energy, Inc. Long-Term Incentive Plan (the “2004 Plan”) for our employees, directors, and its affiliates who perform services for us.
      The 2004 Plan provides for the discretionary grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, to employees and for the grant of nonqualified stock options, stock appreciation rights, dividend equivalents, restricted stock and other incentive awards to employees, outside directors and consultants. The maximum number of shares of Common Stock issuable under the 2004 Plan is 1,200,000, subject to the adjustment provisions of the plan, of which 301,974 were available for future grants and awards under the plan as of December 31, 2004. The 2004 Plan provides that we cannot issue incentive stock options after ten years from the date of our Board’s adoption of the plan. The 2004 Plan was an amendment and restatement of our 2000 Stock Option Plan.
      The Compensation Committee of our Board administers the 2004 Plan. The administrator has the power to determine the terms of the options or other awards granted, including the exercise price of the options or other awards, the number of shares subject to each option or other award (up to 100,000 per year per participant), the exercisability thereof and the form of consideration payable upon exercise. In addition, the administrator has the authority to amend, suspend or terminate the plan, provided that no such action may affect any share of Common Stock previously issued and sold or any option previously granted under the plan without the consent of the holder.
      The exercise price of all incentive stock options granted under the 2004 Plan must be at least equal to 100% of the fair market value of the Common Stock on the date of grant. The exercise price of nonqualified stock options and other awards granted under the plan is determined by the administrator, but the exercise price for nonqualified stock options must be at least 50% of the fair market value of the Common Stock on the date of grant. The term of all options granted under the plan may not exceed ten years.
      Each option and other award is exercisable during the lifetime of the optionee only by such optionee. Options granted under the 2004 Plan must generally be exercised within three months after the end of optionee’s status as an employee, director or consultant, or within one year after such optionee’s termination by disability or death, respectively, but in no event later than the expiration of the option’s term.

      The 2004 Plan provides that in the event of a recapitalization or reorganization, all options and other awards shall, in the discretion of the administrator, be subject to adjustment to reflect any changes in our outstanding Common Stock. In addition, the 2004 Plan provides that in the event of a change of control, all awards granted under the plan shall automatically vest and become payable or exercisable, as the case may be, in full. In this regard, all restriction periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level. To the extent that certain awards are not exercised upon a change of control, the administrator may, in its discretion, cancel such award without payment or provide for a replacement award with respect to such property and on such terms as it deems appropriate.
Employment Agreements
      Our executive officers, including Barry E. Davis, James R. Wales, A. Chris Aulds, Jack M. Lafield and William W. Davis, have entered into employment agreements with Crosstex Energy GP, LLC. The following is a summary of the material provisions of those employment agreements. All of these employment agreements are substantially similar, with certain exceptions as set forth below.
      Each of the employment agreements has an initial term that expires two years from the effective date, but will automatically be extended such that the remaining term of the agreements will not be less than one year. The employment agreements provide for a base annual salary of $300,000, $230,000, $230,000, $230,000 and $230,000 for Barry E. Davis, James R. Wales, A. Chris Aulds, Jack M. Lafield and William W. Davis, respectively, as of February 28, 2005.
      Except in the event of Crosstex Energy GP, LLC becoming bankrupt or ceasing operations, termination for cause or termination by the employee other than for good reason, the employment agreements provide for continued salary payments, bonus and benefits following termination of employment for the remainder of the employment term under the agreement. If a change in control occurs during the term of an employee’s employment and either party to the agreement terminates the employee’s employment as a result thereof, the employee will be entitled to receive salary payments, bonus and benefits following termination of employment for the remainder of the employment term under the agreement.
      The employment agreements also provide for a noncompetition period that will continue until the later of one year after the termination of the employee’s employment or the date on which the employee is no longer entitled to receive severance payments under the employment agreement. During the noncompetition period, the employees are generally prohibited from engaging in any business that competes with the Partnership or its affiliates in areas in which the Partnership conducts business as of the date of termination and from soliciting or inducing any employees to terminate their employment with the Partnership or its affiliates or accept employment with anyone else or interfere in a similar manner with the business of the Partnership.

Performance Graph
      The following graph sets forth the cumulative total stockholder return for our Common Stock, the Standard & Poor’s 500 Stock Index, and a peer group of publicly traded general partners of publicly traded limited partnerships in the midstream energy industry from January 12, 2004, the date of our initial public offering, through December 31, 2004. The chart assumes that $100 was invested on January 12, 2004, with dividends reinvested. The peer group includes Kaneb Services LLC, Kinder Morgan, Inc., and MarkWest Hydrocarbon, Inc.
COMPARISON OF CUMULATIVE RETURNS SINCE JANUARY 12, 2004
AMONG CROSSTEX ENERGY, INC., S&P 500 INDEX AND PEER GROUP

		Peer
	XTXI	Average	S&P 500
1/12/2004	$100	$100	$100
3/31/2004	$215	$112	$100
6/30/2004	$207	$104	$102
9/30/2004	$214	$122	$99
12/31/2004	$213	$149	$108

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers and any 10% beneficial owners of us to send reports of their beneficial ownership of Common Stock and changes in beneficial ownership to the SEC. Based on our records, except as set forth below, we believe that during fiscal 2004 all of such reporting persons complied with all Section 16(a) filing requirements applicable to them. On August 20, 2004, Form 4s were filed on behalf of Barry E. Davis, William W. Davis, A. Chris Aulds, Jack M. Lafield, Michael P. Scott, and James R. Wales with respect to restricted stock grants that such individuals received on May 10, 2004.
AUDITORS
      The Audit Committee of our Board has selected KPMG LLP (“KPMG”) to continue as our independent auditors for the fiscal year ending December 31, 2005. A representative of KPMG will be present at the annual meeting of stockholders and will have the opportunity to make a statement if he or she so desires to do so and is expected to be available to respond to appropriate questions.
Audit Fees
      The fees for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2004 and 2003 and services that are normally provided by KPMG in connection with statutory or regulatory filings or engagement for the fiscal year were $185,000 and $317,000, respectively. This amount also included fees associated with comfort letters and consents related to debt and equity offerings. The fees for professional services rendered for the audit of Crosstex Energy, L.P.’s annual financial statements for each of the fiscal years ended December 31, 2004 and December 31, 2003, and the review of the financial statements included in Crosstex Energy, L.P.’s Quarterly Reports on Forms 10-Q or services that are normally provided by KPMG in connection with statutory or regulatory filings or engagement for each of those fiscal years, were $937,721 and $411,500, respectively. These amounts also included fees associated with comfort letters and consents related to debt and equity offerings of Crosstex Energy, L.P.
Audit-Related Fees
      KPMG did not perform any assurance and related services related to the performance of the audit or review of our financial statements for the fiscal years ended December 31, 2004 and December 31, 2003 that were not included in the audit fees listed above.
Tax Fees
      Aggregate fees billed or expected to be billed by KPMG, for tax compliance, tax advice and tax planning for each of the fiscal years ended December 31, 2004 and December 31, 2003, were $8,125 and $34,090, respectively. These fees include fees relating to reviews of tax returns, tax consulting and planning. Aggregate fees billed or expected to be billed by KPMG to Crosstex Energy, L.P. for tax compliance, tax advice and tax planning for each of the fiscal years ended December 31, 2004 and December 31, 2003, were $100,075 and $103,725, respectively. These fees include fees relating to review of tax returns, tax consulting and planning for Crosstex Energy, L.P.
All Other Fees
      KPMG did not render services to us, other than those services covered in the sections captioned “Audit Fees” and “Tax Fees” for the fiscal years ended December 31, 2004 and December 31, 2003.

Audit Committee Approval of Audit and Non-Audit Services
      In 2005, the Audit Committee has not pre-approved the use of KPMG for any non-audit related services. All audit and non-audit services performed by KPMG must be pre-approved by the Audit Committee. The Chairman of the Audit Committee is authorized by the Audit Committee to pre-approve additional KPMG audit and non-audit services between Audit Committee meetings; provided that the additional services do not affect KPMG’s independence under applicable SEC rules and any such pre-approval must be ratified by the Audit Committee at its next meeting.

REPORT OF THE AUDIT COMMITTEE
      Audit Committee Charter. Our Audit Committee acts pursuant to the Audit Committee Charter (the “Charter”) adopted by the Board of Directors (the “Board”) in February 2005, a copy of which is attached as Appendix A. The Audit Committee consists solely of independent members of the Board. The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board, including the evaluation, retention, and, if necessary, termination of the Company’s independent accountants, the system of internal control, and the audit process. In performing its role, the Audit Committee maintains effective working relationships with the Board, management, the internal auditors and the independent accountants. The Audit Committee has discussed with senior management and the independent accountants the reporting and internal controls that have been undertaken by the Company in connection with certification by the Company’s Chief Executive Officer and Chief Financial Officer pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 in certain of the Company’s filings with the Securities and Exchange Commission and such other matters as it deemed appropriate. As set forth in the Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations of the Securities and Exchange Commission and the NASDAQ Stock Market. The independent accountants are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
      Auditor Independence. In the performance of its oversight function, the Audit Committee has reviewed and discussed the quarterly and audited financial statements, including the quality of accounting principles, with management and the independent accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent accountants, the independent accountants’ independence and considered whether the provision of non-audit services by the independent accountants to the Company is compatible with maintaining the accountants’ independence.
      Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s independent accountants are in fact “independent.”
      Audit Committee Recommendation. Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Submitted by the Audit Committee of the Board:

Frank M. Burke (chair)
C. Roland Haden
Stephen A. Wells

STOCKHOLDER PROPOSALS AND OTHER MATTERS
Stockholder Proposals
      Any proposal by a stockholder intended to be presented at the 2006 annual meeting of stockholders must be received by us at our principal executive offices at 2501 Cedar Springs Road, Suite 600, Dallas, Texas, 75214, Attention: Corporate Secretary, no later than December 8, 2005, for inclusion in our proxy materials relating to that meeting.
      In order for a stockholder to bring other business before an annual meeting of stockholders, timely notice must be received in proper written form by our Corporate Secretary. To be timely, notice by a stockholder must be delivered to or mailed and received at our principal executive offices, not less than 120 days prior to the one year anniversary of the date of our proxy statement issued in connection with the prior year’s annual meeting, and not less than 60 days prior to the meeting. To be in proper written form, notice by a stockholder to our Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a description of the business desired to be brought before the meeting, (ii) the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the class, series and number of shares of us which are beneficially owned by the stockholder and such other beneficial owner, (iv) any material interest of the stockholder and such other beneficial owner in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual or special meeting to bring such business before such meeting.
Solicitation of Proxies
      The cost of the solicitation of proxies will be paid by us. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies from stockholders by telephone, facsimile, electronic mail or in person. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Upon request, we will reimburse those brokerage houses and custodians for their reasonable expenses in so doing.
Additional Information about the Company
      You can learn more about us and our operations by visiting our website at www.crosstexenergy.com. For additional information about us, please refer to our 2004 Annual Report, which is being mailed with this proxy statement.

CROSSTEX ENERGY, INC.

Barry E. Davis
President and
Chief Executive Officer

APPENDIX A
CROSSTEX ENERGY, INC.
AUDIT COMMITTEE CHARTER
Approved in Board of Directors Meeting — February 22, 2005

I.	Composition of the Audit Committee
      The Audit Committee of the Board of Directors of Crosstex Energy, Inc. (the “Company”) shall be comprised of at least three independent directors as appointed by the Board of Directors. None of the members of the Audit Committee shall be an officer or employee of the Company or its subsidiaries, nor have any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Each member of the Audit Committee shall otherwise satisfy the applicable membership, independence and experience requirements under the rules of the National Association of Securities Dealers, Inc., as such requirements are interpreted by the Board of Directors in its business judgment, and all applicable federal laws. All members of the Audit Committee should be able to read and understand financial statements and at least one member of the Audit Committee shall be a financial expert as defined by the rules and regulations of the Securities and Exchange Commission. Members of the Audit Committee shall receive no compensation other than payment for board or committee service including committee chairmanship fees.

II.	Purposes of the Audit Committee
      The purposes of the Audit Committee are to assist the Board of Directors in fulfilling its oversight over:

A. the integrity of the financial statements, internal accounting, financial controls, disclosure controls and financial reporting processes of the Company;

B. the independent auditor’s qualifications and independence;

C. the company’s compliance and legal and regulatory requirements; and

D. the qualifications and performance of the independent auditors and the company’s internal audit function (if applicable).
      The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the company.

III.	Meetings of the Audit Committee
      The Audit Committee shall meet as often as it determines, but not less frequently then quarterly, to discuss with management the annual audited financial statements and quarterly financial statements. The chairman of the Audit Committee shall be designated by the Board of Directors, or if no such delegation is made, shall be selected by the affirmative vote of the majority of the Audit Committee members. The Audit Committee should meet separately at least quarterly with management, the independent auditors, the internal auditor, and as a committee. The Audit Committee may request on an unrestricted basis any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other. The majority of the members of the Audit Committee shall constitute a quorum. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The chairman may represent the Committee in preliminary reviews of 10-Q’s and other matters, including the approvals required between Audit Committee meeting dates, as agreed by the Committee. Any action taken by the Chairman pursuant to the preceding sentence shall be ratified by the full Audit Committee at the next Audit Committee meeting. The Audit Committee shall report its actions and any recommendations to the Board of Directors after each meeting of the Audit Committee, directly or though the chairman.

IV.	Selection of Independent Auditors
      The Audit Committee has the sole authority in the selection, retention and, when appropriate, replacement of the independent auditors of the Company and in the determination and pre-approval of audit engagement fees and non-audit engagements and fees. The independent auditors for the Company are ultimately accountable to the Audit Committee.
V.                Duties and Powers of the Audit Committee
      To carry out its purposes, and without limiting the generality of the preceding provisions, the Audit Committee shall have the following duties and powers to the extent it deems necessary or appropriate:

A. with respect to the independent auditor,

1. to appoint, determine funding for, and oversee the outside auditors (including resolving disagreements between management and the outside auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

2. to require that the outside auditors prepare and deliver annually a formal written statement delineating all relationships between the outside auditors and the company (“Statement as to Independence”), consistent with Independence, Standards, Board, No. 1 (it being understood that the outside auditors are responsible for the accuracy and completeness of the Statement as to Independence);

3. to pre-approve the independent auditors’ provision of (a) all audit, review and attest engagements required under the securities laws; and (b) all permitted non-audit services to the Company, and to consider the effect on the independence of the independent auditors of any such services (it being understood that the Audit Committee will rely on the accuracy of the information provided by the independent auditors as to the services provided and the fees paid and will rely on the representations of management in connection with such consideration);

4. to review a formal written statement, received from the outside auditors annually, of the fees billed for each of the following categories of services rendered by the outside auditors:

a. the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year;

b. tax services for the most recent fiscal year, in the aggregate and by each service; and

c. all other services rendered by the outside auditors for the most recent fiscal year, in the aggregate and by each service;

5. to instruct the independent auditors that the independent auditors are ultimately responsible to, and shall report directly to, the Audit Committee;

6. to assess the independent auditor’s qualifications, qualifications of senior engagement partners’ performance and independence, including the opinion of management and the internal auditor (if applicable). Audit firm rotation (including discussion of the qualifications of other major accounting firms) and lead partner rotation should also be discussed. The results of the process set forth in the two preceding sentences should be reported to the entire Board of Directors.

7. to receive in its private meetings the opinion of the independent auditors on their evaluation of the quality of accounting principles used and the reasonableness of significant judgments made by management as it falls within the scope of their duties, and discuss any problems or difficulties that were encountered during the audit and any significant disagreements with management, including any waived audit adjustments.

8. at least annually, receive a report by the independent auditors describing:

a. the firm’s internal quality-control procedure;

b. any material issues raised by the most recent internal quality-control review; or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried on by the firm, and any steps taken to deal with any such issues; and

c. all relationships between the independent auditors and the Company in order to assess the independent auditors’ independence.

9. to set policies for the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account.

10. Obtain immediate notification of any matter referred to the national office of the independent auditors and receive a quarterly report on matters discussed by the independent auditors with its national office during the quarter regarding the company.

B. with respect to financial reporting processes, principles and policies and internal controls and procedures,

1. to advise management and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

2. to discuss all related party transactions;

3. to discuss any reports or communications (and management’s responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61, as may be modified or supplemented. In addition, discuss the management letter provided by the independent auditor and the Company’s response to that letter.

4. to inquire about significant business risks and exposure, if any, and the steps taken to monitor and minimize such risks.

5. prior to approving the filing of the Company’s Form 10-K or Form 10-Q and related earnings releases, to meet with management and the independent auditors in order to:

a. discuss the results of the annual audit and timely quarterly reviews by the independent auditors, and review the form of opinion the independent auditors propose to render to the Board of Directors of the Company;

b. discuss the development, selection and disclosure of critical accounting estimates and critical accounting policies, and any significant changes to the Company’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent auditors or management;

c. discuss alternative accounting treatments that were discussed with management (including their ramifications and the independent auditor’s preferred treatment), and analyses of the effect of alternate assumptions, estimates or GAAP methods on the Company’s financial statement; and

d. discuss other written communications between the independent auditor and management;

e. discuss significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

f. discuss any issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

g. discuss the scope of and plan for the annual audit;

h. discuss any other significant matters arising from any audit, report or communication, whether by management or the independent auditors, relating to the Company’s financial statements, accounting, internal controls or audit matters;

i. review disclosures made to the Audit Committee by the Company’s CEO and CFO, during their certification process for the 10-K and Form 10-Q, about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls, and discuss with the CEO and/or CFO the results of the Company’s Disclosure Committee process;

j. obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

k. discuss with the Company’s legal counsel, including outside counsel as appropriate, any significant legal matters that may have a material effect on the financial statements, the Company’s compliance policies, including material notices to or inquiries received from governmental agencies;

l. meet separately with internal auditor to review function, responsibility, qualifications, internal audit plan, SOX 404 management, and cooperation of management with internal audit function.

C. with respect to any concerns submitted by employees or others pursuant to the Company’s Code of Business Ethics or otherwise regarding accounting, internal accounting controls or auditing matters,

1. to establish procedures for the receipt, retention, investigation and treatment of complaints received by the Company; and to have full and independent access to such; and

2. to ensure the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

D. with respect to reporting and recommendations,

1. to review this Charter at least annually and recommend any changes to the full Board of Directors for approval;

2. to discuss with the board of directors the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s’ code of business conduct and ethics;

3. to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC;

4. to report its activities to the full board of directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary and appropriate, including recommending to the board of directors whether the audited financial statements should be included in the Company’s Form 10-K; and

5. to discuss with management the general types of information to be disclosed, and the general types of presentations to be made, in the Company’s earnings press releases, including the use of “non-GAAP financial measures,” supplemental financial information and earnings guidance provided to analysts and rating agencies.

E. with respect to the foregoing, to perform any other activities consistent with this Audit Committee Charter, the Company’s governing documents, the rules of the National Association of Securities Dealers, Inc., and governing law as the Audit Committee or the Board of Directors deems necessary or appropriate.

VI.	Resources and Authority of the Audit Committee
      The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage independent auditors for special audits, reviews, investigations and other procedures and to retain its own special legal counsel and other experts or consultants as it deems necessary or appropriate to assist in the full performance of its functions. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of any costs incurred by the Audit Committee. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

ANNUAL MEETING OF SHAREHOLDERS OF

CROSSTEX ENERGY, INC.

May 3, 2005

Please complete, date, sign and mail
your proxy card in the postage-paid envelope
provided as soon as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK.

1. Election of Directors: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.				IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

		NOMINEES:		TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.
☐	FOR ALL NOMINEES	mBARRY E. DAVIS m ROBERT F. MURCHISON

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to the nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY
CROSSTEX ENERGY, INC.

2501 CEDAR SPRINGS RD., SUITE 600
DALLAS, TEXAS 75201

Proxy Solicited on Behalf of the Board of Directors.

      The undersigned, revoking any proxy heretofore given for the meeting of the stockholders described below, hereby appoints Barry E. Davis and William W. Davis, and each of them, proxies, with full powers of substitution, to represent the undersigned at the annual meeting of stockholders of Crosstex Energy, Inc. to be held on May 3, 2005, and at any adjournment or postponement thereof, and to vote all shares that the undersigned would be entitled to vote if personally present as follows:

The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED “FOR” APPROVAL OF ITEM 1. The undersigned hereby acknowledges receipt of notice of, and proxy statement for, the aforesaid annual meeting of stockholders.

(Continued and the be signed and dated on the reverse side)

COMMENTS: